Exhibit 1.01

Allied Motion Corporation

Conflict Minerals Report

for the Year Ended December 31, 2019

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2019 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Securities and Exchange Commission (“SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”).

1.                                      Introduction

1.1                               Company Overview

This report has been prepared by management of Allied Motion Technologies Inc. (herein referred to as “Allied Motion”, the “Company,” “we,” “us,” or “our”). The information in this report covers the activities of Allied Motion and all of its consolidated subsidiaries.

Allied Motion Technologies Inc. (“Allied Motion” or the “Company” or “we” or “our”) is a global company that designs, manufactures and sells precision and specialty controlled motion components and systems used in a broad range of industries.  Our target markets include Vehicle, Medical, Aerospace & Defense (A&D), and Industrial. We are headquartered in Amherst, NY, and have global operations and sell to markets across the United States, Canada, South America, Europe and Asia. We are known worldwide for our expertise in electro-magnetic, mechanical and electronic motion technology. Our products include brush and brushless DC (BLDC) motors, brushless servo and torque motors, coreless DC motors, integrated brushless motor-drives, gearmotors, gearing, modular digital servo drives, motion controllers, incremental and absolute optical encoders, active and passive filters for power quality and harmonic issues, and other controlled motion-related products.

1.2                               Products Overview

The Company sells its products into a subset of the following broad markets:

Vehicle: electronic power steering and drive-by-wire applications to electrically replace, or provide power-assist to a variety of mechanical linkages, traction / drive systems and pumps, automated and remotely guided power steering systems, various high performance vehicle applications, actuation systems (e.g., lifts, slide-outs, covers, etc.), HVAC systems, solutions to improve energy efficiency of vehicles while idling and alternative fuel systems such as LPG, fuel cell and hybrid vehicles. Vehicle types include off- and on-road construction and agricultural equipment; trucks, buses, boats, utility, recreational (e.g., RVs, ATVs (all-terrain vehicles)), specialty automotive, automated and remotely guided vehicles).

Medical: surgical robots, prosthetics, electric powered surgical hand pieces, programmable pumps to meter and administer infusions associated with chemotherapy, pain control and antibiotics, nuclear imaging systems, radiology equipment, automated pharmacy dispensing equipment, kidney dialysis equipment, respiratory ventilators, heart pumps, and patient handling equipment (e.g., wheel chairs, scooters, stair lifts, patient lifts, transport tables and hospital beds).

Aerospace & Defense: inertial guided missiles, mid-range smart munitions systems, weapons systems on armed personnel carriers, unmanned vehicles, security and access control, camera systems, door access control, airport screening and scanning devices.

Industrial: products are used in factory automation, specialty equipment, material handling equipment, commercial grade floor polishers and cleaners, commercial building equipment such as welders, cable pullers and assembly tools, the handling, inspection, and testing of components and final products such as PCs, gaming equipment and cell phones, high definition printers, tunable lasers and spectrum analyzers for the fiber optic industry, test and processing equipment for the semiconductor manufacturing industry, power quality products to filter distortion caused by variable frequency drives and other power electronic equipment.

1.3                               Supply Chain

Our supply chain includes over 1500 different suppliers. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. There are many tiers of suppliers and sub-suppliers between the Company and a smelter that processes 3TG that is contained in a particular product. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG in the products we manufacture.

As a result, we are relying on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us — including sources of 3TG that are supplied to them from lower tier suppliers.  Our primary means of determining country of origin of necessary 3TG was by conducting a supply chain survey with direct suppliers using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting CMRT (“CMRT”), version 5.11 or higher. This supply chain survey, and the conflict minerals program as a whole, has been developed and implemented in cooperation with our third-party service provider, Assent Compliance, Inc. (“Assent”). All of our direct suppliers were surveyed as we could not definitively determine which supplier sourced material contained 3TG that were necessary to the functionality or production of our products.

1.4                               Conflict Minerals Policy

Allied Motion has adopted a policy statement supporting the aims and objectives of the U.S. legislation on the supply of conflict minerals and committing to not knowingly procure conflict minerals that originate from facilities in the “Conflict Region” that are not certified as “conflict free.” Allied Motion’s suppliers are asked to undertake reasonable due diligence with their supply chains to assure that specified metals are being sourced only from:

•            Mines and smelters outside the “Conflict Region,” or

•            Mines and smelters that have been certified by an independent third party as “conflict free” if sourced from within the “Conflict Region.” with respect to conflict minerals.

Our policy is publicly available on our website at http://www.alliedmotion.com/company/conflict_minerals/index.html.

2.                                      Conflict of Minerals Compliance Process

2.1                               Reasonable Country of Origin Inquiry (“RCOI”)

Our RCOI was designed to provide a reasonable basis for us to determine whether we source 3TG from the Covered Countries.

Our primary means of determining country of origin of necessary 3TG was by conducting a supply chain survey with direct suppliers using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, and a listing of the smelters the direct supplier and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in the direct supplier’s products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on EICC’s website. Many companies are using the CMRT in their compliance processes related to conflict minerals. All of our direct suppliers were surveyed as we could not definitively determine which products contained 3TG that were necessary to the functionality or production of our products. This supply chain survey, and the conflict minerals program as a whole, has been developed and implemented in cooperation with Assent.

We began our supplier scoping process by filtering our vendor list to remove:

•                                           Service providers/suppliers

•                                           Indirect materials suppliers

•                                           Inactive suppliers (minimum 5 years since last purchase)

This was done to ensure that all suppliers surveyed provided items to Allied Motion that were used in final products in the year 2019. Once the filtering was completed, we populated the list with contact information and this list, composed of 1,456 suppliers, was then provided to Assent for upload to their Assent Compliance Manager SaaS (Software as a Solution) system. Assent then conducted the supplier survey portion of the RCOI.

During the supplier survey, suppliers were contacted via the Assent Compliance Manager, a SaaS platform that enables its users to complete and track supplier communications as well as allow suppliers to upload completed CMRT forms directly to the platform for risk assessment and management.  Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager and then were also managed by the Assent Compliance Supply Chain team in one-on-one communications. This included two follow ups from the supply chain team. For the 2019 reporting period, Allied Motion received responses from 832, or 61% percent, of its suppliers.

This year’s program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT.  All submitted forms are accepted and classified as valid or invalid so that data is still retained.  Suppliers were contacted in regard to invalid forms and were encouraged to resubmit a valid form. As of May 15, 2020, we still had 13 invalid supplier submissions that were not yet corrected.

On the basis of the responses to our RCOI, Allied Motion is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in any of the Covered Countries. Therefore, in accordance with Rule 13p-1, Allied Motion engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

2.2                               Management Systems

2.2.1                     Conflict Minerals Policy

As described above, we have adopted a conflict minerals policy, which is posted on our website at http://www.alliedmotion.com/company/conflict_minerals/index.html.

2.2.2                     Internal Team and Training

The Company has established a management team relating to conflict minerals. Our management team is overseen by the Chief Financial Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance and legal. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by the Corporate Quality Director, who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We, in cooperation with Assent, have developed internal training programs to educate those employees within the Company who are a potential contact point for suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

2.2.3                     Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors.

Our controls include our Code of Business Conduct and Ethics, which outlines expected behaviors for all our employees.

2.2.4                     Supplier Engagement

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us — including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the Organization for Economic Co-operation and Development (“OECD”) requirement to strengthen engagement with suppliers, we have, in cooperation with Assent, provided education to suppliers on the Conflict

Minerals regulations as well as the expectations of the law (see Section 2.4, below). In addition, we have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage supplier interactions with Assent as well for them to understand the need for completion of the surveys. Feedback from this process has allowed us to enhance the training, focus it and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and ensure expectations are clear.

This year we placed strong emphasis on supplier education and training. To accomplish this, we used Assent’s learning management system, Assent University, and provided all in-scope suppliers access to their Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers were and will continue to be encouraged to complete all modules within this course.

2.2.5                     Grievance Mechanism

We have longstanding grievance mechanisms whereby employees can report violations of the Company’s policies, including our conflict minerals policy.  In the event that the individual reporting is not comfortable speaking with his or her supervisor or is not satisfied with the supervisor’s response, the individual is encouraged to contact the Whistleblower hotline which may be done online at www.ethicspoint.com or telephonically using the following toll-free number: EthicsPoint: 1-855-405-6559,

2.2.6                     Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

2.3                               Identify and Assess Risk in Our Supply Chain

Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified automatically in the Assent Compliance Manager system based on criteria established for supplier responses in the System. These risks are addressed by Assent Compliance Supply Chain staff and members of our Conflict Minerals team internally who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

One risk we identified with respect to the reporting period ended December 31, 2019, related to the nature of the responses received. A large number of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TGs in the components supplied to the Company. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with OECD Guidelines, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TGs processing facility that was operational during the 2018 calendar year.

In order to assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. We do not typically have a direct relationship with 3TGs smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of May 15, 2020, we have validated 307 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitely determine their connection to the Covered Products

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•                  Geographic proximity to the DRC and covered countries;

•                  Known mineral source country of origin;

•                  Responsible Minerals Assurance Process (RMAP) audit status;

•                  Credible evidence of unethical or conflict sourcing;

•                  Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent Compliance, submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain.  In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. At this time, 271 of our responsive suppliers have been identified as having a weak program.

2.4                               Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, the Company has an approved risk management plan through which the conflict minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, as mentioned above we have provided both video, recorded training and documented instructions through Assent University. We answered all questions that suppliers requiring further clarification presented to us. We then provided each supplier a copy of the CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with specific suppliers where we needed clarification. As described in our conflict minerals policy, we intend to engage any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in a Covered Country to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

2.5                               Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Allied Motion does not have a direct relationship with conflict minerals smelters or refiners and as a result, Allied Motion does not perform direct audits of these entities in its supply chain. Allied Motion relies on the efforts of the industry associations that administer independent third-party smelter and refinery audit programs and encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

2.6                               Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.alliedmotion.com under “Investor Relations” after such filing is made.

3.                                      Due Diligence

3.1                               Design of Due Diligence

Allied Motion designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). Allied Motion’s due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

3.2                               Due Diligence Results

During our due diligence efforts, members of Assent and/or members of the Allied Motion supply chain team made at least three follow-up inquiries, via email, to each supplier who did not respond to our initial survey. Assent reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide more detailed and/or corrected responses.

The information that we received from a majority of our suppliers was at their company-wide level. Thus, the smelters or refiners identified by our suppliers contained in the tables below may contain smelters or refiners that processed conflict minerals that our suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in Appendix A were used to process the conflict minerals necessary to the functionality or production of our products during 2019. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed were the country of origin of conflict minerals in our products during 2019, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the third-party audits conducted by the RMI and information that we receive from our suppliers may yield inaccurate or incomplete information. For example, the information received from our suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI Responsible Minerals Assurance Process and, as a result, are not responsible for the quality of these audits or the audit findings.

Appendix A includes, as of May 15, 2020, the smelters or refiners identified by our suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2019. For all responses that indicated a smelter, our third party consultant compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“RMI”). If a supplier indicated that the facility was identified as “Conflict-Free”, Assent confirmed that the name was listed by RMI as a Conflict-Free smelter. No violations were identified. As of May 15, 2020, we have validated 307 legitimate smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 235 Conflict-Free smelters.

3.3                               Efforts to Determine Mine or Location of Origin

By requesting our suppliers to complete the CMRT, and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of the 3TGs to their location of origin. we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

4.                                      Planned Process Improvements

We have taken or intend to take the following steps to improve our conflict minerals program:

a.              Track and add new suppliers to the Company’s Conflict Minerals program as they enter Allied Motion’s supply chain.

b.              Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

c.               Work with those of our suppliers, if any, who are found to be supplying the Company with 3TG from sources in a Covered Country where the supplier is unable to demonstrate are “DRC conflict free” to establish an alternative source of 3TG that will enable them to demonstrate are “DRC conflict free”.

Appendix A

Metal	Standard Smelter Name	Smelter Facility Location	RMI Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Active
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled

Gold	Guangdong Jinding Gold Limited	CHINA	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	HeeSung	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Enrolled
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	L’Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant

Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Republic Metals Corporation	UNITED STATES	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	Not Enrolled
Gold	Safimet S.p.A	ITALY	Conformant
Gold	Sai Refinery	INDIA	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	Non Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Tantalum	Exotech Inc.	UNITED STATES	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	Conformant
Tantalum	QuantumClean	UNITED STATES	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemicals	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Enrolled
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Conformant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Non Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Minsur	PERU	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	Brazil	Not Enrolled
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Non Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Gold	8853 S.p.A.	ITALY	Conformant
Gold	African Gold Refinery	UGANDA	Not Enrolled
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not Enrolled
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Enrolled
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	Not Enrolled
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Enrolled
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant

Origin Information:

3TG origins may have included: Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil,  Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, and Zimbabwe.